Exhibit 5.1
[DEHS LETTERHEAD]
June 21, 2007
US BioEnergy Corporation
5500 Cenex Drive
Inver Grove Heights, MN 55077

RE:	US BioEnergy Corporation
Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as special South Dakota counsel to US BioEnergy Corporation, a South Dakota corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-4 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), up to 11,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable upon consummation of the merger of US Bio Acquisition Sub, LLC, a South Dakota limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub”), with and into Millennium Ethanol, LLC, a South Dakota limited liability company (“Millennium”), pursuant to the terms of the Agreement and Plan of Merger, by and among the Company, Merger Sub and Millennium, dated as of May 31, 2007 (the “Merger Agreement”).
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following: (i) the Registration Statement; (ii) a specimen certificate evidencing the Common Stock; (iii) the Second Amended and Restated Articles of Incorporation of the Company, as certified by the Secretary of State of the State of South Dakota; (iv) the Second Amended and Restated By-Laws

US BioEnergy Corporation
June 21, 2007

of the Company, as certified by Gregory S. Schlicht, Secretary of the Company; (v) the Merger Agreement; and (vi) certain resolutions of the Board of Directors of the Company relating to the Merger Agreement and the transactions contemplated thereby. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or otherwise, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not established or verified independently, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
     Members of our firm are admitted to the bar in the State of South Dakota and we do not express any opinion as to the laws of any jurisdiction other than the State of South Dakota, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.
     Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act, (ii) the merger is completed in accordance with the Merger Agreement, (iii) the Shares have been issued and paid for upon the terms and conditions set forth in the Registration Statement, and (iv) if issued in physical form, certificates representing Shares have been duly executed by the duly authorized officers of the Company in accordance with applicable law or, if issued in book entry form, an appropriate account statement evidencing Shares credited to the recipient’s account maintained with the Company’s transfer agent for Common Stock has been issued by said transfer agent, the Shares will be validly issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ DAVENPORT, EVANS, HURWITZ & SMITH, L.L.P.
DAVENPORT, EVANS, HURWITZ & SMITH, L.L.P.